Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

May 11, 2026	OTCQB: FTCO

FORTITUDE GOLD REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

COLORADO SPRINGS – May 11, 2026 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its first quarter 2026 results including $3.2 million net sales, $1.7 million in exploration expense, $0.8 million cash dividends to shareholders, $2.2 million mine gross profit, and a cash balance at March 31, 2026, of $10 million. The Company recorded a net loss of $1.6 million, or $(0.06) per share during the quarter and confirmed its previously announced preliminary 2026 first quarter production of 688 gold ounces. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and substantial dividend yield.

First Quarter 2026 Financial Results and Highlights

•	Commenced production at County Line and Isabella Pearl’s Scarlet South
•	Completed a $12.0 million Private Placement
•	Entered into a 60% Joint Venture for the East Camp Douglas property
•	$3.2 million net sales
•	$10.0 million cash balance at March 31, 2026
•	688 gold ounces produced
•	$31.3 million working capital at March 31, 2026
•	$2.2 million mine gross profit
•	$1.7 million exploration expenditures
•	$1,017 total cash cost after by-product credits per gold ounce sold for the Isabella Pearl Mine*
•	$2,263 per ounce total all-in sustaining cost for the Isabella Pearl Mine*
•	$0.8 million dividends paid
•	611 ounces of gold rounds/bullion held at March 31, 2026

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

During the first quarter, Fortitude Gold produced a total of 688 ounces of gold.  At the Isabella Pearl Mine, Fortitude Gold sold 533 gold ounces at a total cash cost of $1,017 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $2,263.  Sales from initial startup at the County Line Mine included 148 gold ounces at a total cash cost of $1,494 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $4,170.  Realized metal prices during the quarter averaged over $4,700 per ounce gold (1).

During the first quarter, the Company initiated mine operations at Scarlet South and both County Line open pits, while continuing to mine the Isabella Pearl Deep mineralization.  Mineralization from these mining areas is being delivered and placed on the Isabella Pearl heap leach pad for processing.  Over the next few quarters, the Company plans to continue extracting mineralization from Pearl Deep, while ramping up tonnage throughput to help offset the lower gold grades from Scarlet South and the County Line’s East pit. In addition, the Company expects to begin the County Line main pit waste rock layback during the second quarter, with completion anticipated by the end of 2026. Upon completion of the layback, the Company expects to gain access to approximately 40,000 ounces of high-grade gold mineralization.

During the quarter the Company announced the closing of a $12 million USD Private Placement, selling 2.52 million unregistered shares of its common stock at $4.75 per share.  The proceeds of the Private Placement are being deployed to accelerate both development and exploration of County Line and Scarlet, with initial exploration efforts at these areas targeting mineral and mine life expansion.

During the quarter, Fortitude Gold announced that it entered into a Joint Venture Agreement (“JV”) with Hawthorne Land & Minerals, LLC (“Hawthorne”) to accelerate the exploration and development of its district sized East Camp Douglas property.  Pursuant to the JV agreement, the parties formed an operating subsidiary, East Camp Douglas, LLC, which is being funded through a strategic $40 million investment by Hawthorne.  The investment is supporting an aggressive exploration program designed to advance the highly prospective property towards potential deposit discoveries, followed by permitting and advancing a mine into production in the shortest amount of time possible.  This strategic East Camp Douglas JV is 60% owned by Fortitude and 40% by Hawthorne.

“To say the first quarter was extremely busy is an understatement,” stated Fortitude Gold CEO and President, Mr. Jason Reid. “While we are pleased to have two new mine permits in hand and are working to build and ramp up operations, the pace of activity has been intense. As a result of these efforts, gold production increased progressively each month during the quarter.  We are now targeting a ramp up in throughput tonnes from areas being mined to achieve higher gold production in future quarters.  While we work to obtain mine permits at Golden Mile and Scarlet North, our more immediate objective is opening the County Line main pit with the pit layback to access higher grade gold for 2027 and 2028 production.”

Mr. Reid continued, “The Joint Venture with Hawthorne Land and Minerals is extremely exciting. It has not only allowed exploration efforts at East Camp to be reinstated immediately, but efforts are positioned on an accelerated and aggressive basis, the likes of which Fortitude could not have achieved in the foreseeable future by itself. We are pleased Hawthorne shares our vision in our district sized land position and whose investment has allowed the beginning of an extremely aggressive exploration program. Initial results from the drilling program at East Camp have returned what may represent the strongest set of drill intercepts the Company has achieved to date. This mineralization is both shallow in depth and possibly comprised of vein swarms that could be mined via open pit. Intercepts recently announced during the second quarter included 3.05 meters grading 12.90 grams per tonne gold within 24.38 meters grading 3.89 grams per tonne gold, 10.67 meters grading 2.08 grams per tonne gold, 46.24 meters grading 1.13 grams per tonne gold, 7.62 meters grading 4.59 grams per tonne gold, 7.62 meters grading 3.13 grams per tonne gold, and 18.29 meters grading 1.11 grams per tonne gold. While we have and continue to expect positive outcomes from our targeted mine builds both current and in the future, I have said for years East Camp Douglas represents home run potential for Fortitude. These recent drill results set us up for that potential.”

The following Sales Statistics tables summarize certain information about our operations at our Isabella Pearl and County Line Mines for the periods indicated:

Isabella Pearl

	Three months ended March 31,
	2026	2025
Metal sold
Gold (ozs.)	533	2,336
Silver (ozs.)	4,113	15,385
Average metal prices realized (1)
Gold ($per oz.)	4,716	2,861
Silver ($per oz.)	82.89	32.11
Precious metal gold equivalent ounces sold
Gold Ounces	533	2,336
Gold Equivalent Ounces from Silver	72	173
	605	2,509

Total cash cost before by-product credits per gold ounce sold	$1,657	$1,244
Total cash cost after by-product credits per gold ounce sold	$1,017	$1,033
Total all-in sustaining cost per gold ounce sold	$2,263	$1,404

County Line

	Three months ended March 31,
	2026	2025
Metal sold
Gold (ozs.)	148	—
Silver (ozs.)	82	—
Average metal prices realized (1)
Gold ($per oz.)	4,750	—
Silver ($per oz.)	83.04	—
Precious metal gold equivalent ounces sold
Gold Ounces	148	—
Gold Equivalent Ounces from Silver	1	—
	149	—

Total cash cost before by-product credits per gold ounce sold	$1,541	$—
Total cash cost after by-product credits per gold ounce sold	$1,494	$—
Total all-in sustaining cost per gold ounce sold	$4,170	$—
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics tables summarize certain information about our operations at our Isabella Pearl and County Line Mines for the periods indicated:

Isabella Pearl

	Three months ended March 31,
	2026	2025
Ore mined
Ore (tonnes)	78,334	53,927
Gold grade (g/t)	0.65	0.52
Waste (tonnes)	518,433	548,069
Metal production (before payable metal deductions)(1)
Gold (ozs.)	535	1,780
Silver (ozs.)	3,666	11,407

County Line

	Three months ended March 31,
	2026	2025
Ore mined
Ore (tonnes)	58,616	—
Gold grade (g/t)	1.01	—
Waste (tonnes)	2,862	—
Metal production (before payable metal deductions)(1)
Gold (ozs.)	153	—
Silver (ozs.)	356	—
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three months ended March 31, 2026 and 2025, its financial condition at March 31, 2026 and December 31, 2025, and its cash flows for the three months ended March 31, 2026 and 2025. The summary data as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited; the summary data as of December 31, 2025 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2025, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,025	$4,656
Gold and silver rounds/bullion	3,524	3,336
Inventories	26,547	29,312
Prepaid taxes	450	450
Prepaid expenses and other current assets	729	867
Total current assets	41,275	38,621
Property, plant and mine development, net	44,452	46,213
Leach pad inventories	59,161	50,291
Other non-current assets	1,070	1,060
Total assets	$145,958	$136,185
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,563	$1,468
Finance lease liabilities, current	7,220	7,208
Other current liabilities	194	397
Total current liabilities	9,977	9,073
Finance lease liabilities, net of current portion	10,174	11,882
Asset retirement obligations	11,290	10,856
Total liabilities	31,441	31,811
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 27,189,528 shares outstanding at March 31, 2026 and 24,375,209 shares outstanding at December 31, 2025	272	244
Additional paid-in capital	118,901	106,882
Accumulated deficit	(5,165)	(2,752)
Fortitude shareholders' equity	114,008	104,374
Noncontrolling interest	509	—
Total shareholders' equity	114,517	104,374
Total liabilities and shareholders' equity	$145,958	$136,185

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2026	2025
Sales, net	$3,200	$6,536
Mine cost of sales:
Production costs	743	2,263
Depreciation and amortization	245	887
Reclamation and remediation	24	51
Total mine cost of sales	1,012	3,201
Mine gross profit	2,188	3,335
Costs and expenses:
General and administrative expenses	2,206	1,276
Exploration expenses	1,676	1,382
Facilities and mine construction	183	—
Other expense (income), net	44	(572)
Total costs and expenses	4,109	2,086
(Loss) income before income and mining taxes	(1,921)	1,249
Mining and income tax expense	—	—
Net (loss) income	(1,921)	1,249
Net loss (income) attributable to noncontrolling interest	291	—
Net (loss) income attributable to Fortitude Shareholders	$(1,630)	$1,249

Net (loss) income per common share attributable to Fortitude Shareholders:
Basic	$(0.06)	$0.05
Diluted	$(0.06)	$0.05
Weighted average shares outstanding:
Basic	25,832,987	24,173,209
Diluted	25,832,987	24,518,364

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(1,921)	$1,249
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	306	942
Stock-based compensation	1,192	396
Reclamation and remediation accretion	24	51
Asset retirement obligation	133	—
Unrealized gain on gold and silver rounds/bullion	(188)	(358)
Other operating adjustments	2	—
Changes in operating assets and liabilities:
Accounts receivable	—	(685)
Inventories	(4,131)	(3,393)
Prepaid expenses and other current assets	139	369
Other non-current assets	(10)	—
Accounts payable and other accrued liabilities	1,063	(942)
Net cash used in operating activities	(3,391)	(2,371)

Cash flows from investing activities:
Capital expenditures	(512)	(390)
Net cash used in investing activities	(512)	(390)

Cash flows from financing activities:
Dividends paid	(783)	(2,901)
Issuance of common stock for Private Placement	11,655	—
Repayment of finance leases	(1,600)	—
Net cash provided by (used in) financing activities	9,272	(2,901)

Net increase (decrease) in cash and cash equivalents	5,369	(5,662)
Cash and cash equivalents at beginning of period	4,656	27,082
Cash and cash equivalents at end of period	$10,025	$21,420

Supplemental Cash Flow Information
Interest expense paid	$186	$—
Income and mining taxes paid	$—	$—
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(271)	$289
Change in estimate for asset retirement costs	$—	$—

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free, and distribute dividends. The Company’s Nevada Mining Unit consists of eight high-grade gold properties.  Fortitude Gold owns 100% of its properties, with the exception of East Camp Douglas, which is held in a joint venture with Fortitude owning 60%.  The Isabella Pearl, Scarlet South, and County Line Mines are currently in production in Mineral and Nye Counties, Nevada. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements: This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy and future plans for production.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com